                                                                   Exhibit 10.15

                              EMPLOYMENT AGREEMENT

     This Employment Agreement is made and entered into as of the 23rd day of October, 1998, by and between BancTec, Inc., a Delaware corporation (hereinafter "BancTec"), and James E. Uren (hereinafter "Uren").


                                    RECITALS:

     WHEREAS, BancTec researches, develops, manufactures, markets, and maintains computerized financial document processing systems;

     WHEREAS, BancTec desires to engage Uren as an employee to perform services required of him by the terms hereof;

     WHEREAS, Uren desires to remain in the employ of BancTec in the capacities set forth by the terms hereof;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties do hereby agree as follows:


                                   ARTICLE ONE

                              EMPLOYMENT AND DUTIES
                              ---------------------

     Section 1.1        General. BancTec agrees, during the periods specified
                        -------
below, to employ Uren and Uren agrees to devote his work time to BancTec and to diligently and faithfully perform to the best of his abilities such duties and services as may be assigned to him from time to time by BancTec. Uren agrees to adhere to all policies established by BancTec and to avoid all acts that might injure the reputation of BancTec. Uren agrees to perform his duties in accordance with any rules and regulations promulgated by BancTec. It is expressly agreed that the continued employment of Uren by BancTec from the date of this Agreement is part of Uren's consideration for this Agreement.


                                   ARTICLE TWO

                  TITLE, COMPENSATION, EXPENSES, AND VACATIONS
                  --------------------------------------------

     Section 2.1                January 1, 1999, through December 31, 1999.
                                ------------------------------------------
For the period from January 1, 1999, to and including December 31, 1999, the parties agree to the following:

     Section 2.1.1      Duties. Uren shall perform such services as directed
                        ------
from time to time by the Chairman of the Board of Directors of BancTec.

     Section 2.1.2      Compensation. In consideration for Uren devoting full
                        ------------
time to the activities of BancTec, BancTec agrees to pay Uren a bi-weekly salary of $6730.76. In addition, Uren shall be eligible for full participation in any executive bonus plan in effect during the period, such bonus to be paid in cash.

     Section 2.1.3      Vacation. Uren shall be entitled to a reasonable
                        --------
vacation, consistent with BancTec's standard vacation policy.

     Section 2.1.4      Other Benefits. Uren shall be entitled to receive
                        --------------
those other benefits normally provided to employees of BancTec and consistent with the position of Uren.

     Section 2.1.5      Other Expenses. Uren shall be entitled to be reimbursed,
                        --------------
in accordance with BancTec's then current Travel Policy, for all reasonable and necessary expenses incurred by Uren on behalf of BancTec, if Uren submits itemized receipts obtained by Uren in connection with such expenditures.

     Section 2.2                January 1, 2000, through March 31, 2000. For the
                                ---------------------------------------
period from January 1, 2000, to and including March 31, 2000, the parties agree as follows:

     Section 2.2.1      Duties. Uren shall perform such services as directed
                        ------
from time to time by the Chairman of the Board of Directors of BancTec.

     Section 2.2.2      Compensation. In consideration for Uren devoting full
                        ------------
time to the activities of BancTec, BancTec agrees to pay Uren a bi-weekly salary of $6730.76. Uren shall not be eligible to participate in any executive bonus plan in effect during the year.

     Section 2.2.3      Vacation. Uren shall be entitled to accrue vacation
                        --------
under BancTec's standard vacation policy.

     Section 2.2.4      Other Benefits. Uren shall be entitled to receive those
                        --------------
other benefits normally provided to employees of BancTec and consistent with the position of Uren.

     Section 2.2.5      Other Expenses. Uren shall be entitled to be reimbursed,
                        --------------
in accordance with BancTec's then current Travel Policy, for all reasonable and necessary expenses incurred by Uren on behalf of BancTec, if Uren submits itemized receipts obtained by Uren in connection with such expenditures.

     Section 2.3                April 1, 2000, through December 31, 2000. For
                                ----------------------------------------
the period from April 1, 2000, to and including December 31, 2000, the parties agree as follows:

     Section 2.3.1      Duties. Uren shall not be required to perform services
                        ------
as an employee of BancTec and shall not be considered nor hold himself out as an employee of BancTec.

     Section 2.3.2      Compensation. In consideration for the Covenant not to
                        ------------
Compete, as set forth in Article Three, hereinafter, BancTec agrees to pay Uren a bi-weekly amount of $6730.76.

     Section 2.4                Death or Disability. This Agreement will
                                -------------------
terminate upon the death of Uren or after Uren has become permanently disabled. For purposes of this Agreement, Uren is "permanently disabled" when he is unable to continue his normal duties of employment, by reason of a medically determined physical or mental impairment, for a continuous period of at least ninety (90) days. In determining whether or not Uren is permanently disabled, BancTec may reasonably rely upon the opinion of any doctor or practitioner of any recognized field of medicine or psychiatric practice selected by BancTec and such other evidence as BancTec reasonably deems necessary. ANY INSURANCE OR DISABILITY BENEFITS NORMALLY AFFORDED TO EMPLOYEES OF THE EMPLOYER SHALL NOT BE AFFECTED BY THIS SECTION.


                                 ARTICLE THREE

                            COVENANT NOT TO COMPETE
                            -----------------------

     Uren hereby agrees that during the term of his employment and for the period from April 1, 2000 through December 31, 2000, he will not, either through any kind of ownership (other than ownership of securities of a publicly held corporation of which Uren owns less than one percent (1%) of any class of outstanding securities), or as a director, officer, principal, agent, employee, employer, advisor, consultant, co-partner, or in any individual or representative capacity whatever, either for his own benefit or for the benefit of any other person, firm, or corporation, without the prior written consent of a duly authorized officer of BancTec, compete with BancTec by engaging in any act, including, but not limited to, any of the following:

     (a) canvass, solicit, accept, or perform any type of work performed by BancTec for any Customer of BancTec;

     (b) develop, design, manufacture, or market any products or devices that may be used for the same purposes as any product sold by BancTec during the term of this Agreement;

     (c) request or advise any firm to withdraw, curtail, or cancel its business with BancTec;

     (d) give or attempt to give any person, partnership, or corporation the right to solicit or canvass any Customer for the performance of work performed by BancTec; and

     (e) induce or attempt to influence any employee of BancTec or any employee of any Customer to terminate his employment with the view toward competing with BancTec or any Customer.

     As used herein, the term "Customer" includes any of BancTec's Customers at any time during the term of this Agreement.


                                  ARTICLE FOUR

                            CONFIDENTIAL INFORMATION
                            ------------------------

     Section 4.1        Nondisclosure. Uren expressly covenants and agrees that
                        -------------
he will not during his employment for BancTec hereunder or at any time after the termination thereof, irrespective of the time, manner, or cause of termination, reveal, divulge, disclose, or communicate to any person, firm, or corporation, other than authorized officers, directors, and employees of BancTec, in any manner whatsoever, any Confidential Information of BancTec that would be inconsistent with the position held by Uren or the duties being performed by Uren at the direction of BancTec.

     Section 4.2        Definition of "Confidential Information". As used
                        ---------------------------------------
herein,"Confidential Information" means information disclosed to or known by Uren as a consequence of or through his employment for BancTec, not generally known in the business in which BancTec is or may become engaged, about BancTec, its business, products, and processes.

     Section 4.3        Return of Confidential Information and Other Property.
                        -----------------------------------------------------
Upon termination of this Agreement, Uren will surrender to BancTec all Confidential Information including, without limitation, all lists, charts, schedules, reports, financial statements, books, and records, and all copies thereof, of BancTec and all other property belonging to BancTec whatsoever.

                                 ARTICLE FIVE

                           ENFORCEMENT OF COVENANTS
                          --------------------------

     Uren agrees that a substantial violation on his part of any covenant contained in Articles Three and Four of this Agreement will cause such damage to BancTec as will be irreparable and for that reason, Uren further agrees that BancTec shall be entitled as a matter of right, to an injunction out of any court of competent jurisdiction, restraining any further violation of said covenants by Uren, his employer, employees, partners, or agents. Such right to injunction shall be cumulative and in addition to whatever other remedies BancTec may have, including, specifically, recovery of liquidated and additional damages. Uren expressly acknowledges and agrees that the respective covenants and agreements shall be construed in such a manner as to be enforceable under applicable laws if a more limited scope of time is determined by a court or competent jurisdiction to be required.


                                  ARTICLE SIX

                               TERM OF AGREEMENT
                               -----------------

     Section 6.1        Term. The term of this Agreement will be through
                        ----
December 31, 2000, unless terminated earlier as provided below, or unless terminated by Uren at any time.

     Section 6.2        Immediate Termination. BancTec may terminate this
                        ---------------------
Agreement without notice for cause, as hereinafter defined, or if Uren is in substantial breach of the covenants of this Agreement, including, without limitation, disclosing Confidential Information or committing acts of personal or business misconduct.

     In the event of termination for cause, BancTec shall be under no obligation to Uren except to reimburse him for such expenses as he may be entitled to receive up to the time of termination.

     In the event of termination of this Agreement according to this Section 6.2, then (a) the covenants contained in Article Three hereof shall survive for a period of two (2) years after the date this Agreement is terminated and (b) the covenants contained in Article Four hereof shall survive indefinitely.

     "Cause" means (a) any act by Uren that is materially adverse to the best interests of the Company and which, if the subject of a criminal proceeding, could result in a criminal conviction for a felony or (b) the failure by Uren to substantially perform his duties hereunder, which duties are within the control of Uren (other than the failure resulting from Uren's incapacity due to physical or mental illness).


                                 ARTICLE SEVEN

                                 MISCELLANEOUS
                                 -------------

     Section 7.1        Notices. All notices provided for by this Agreement
                        -------
shall be made in writing (a) either by actual delivery of the notice to the party thereunto entitled or (b) by the mailing of the notice in the United States mail, addressed to the party to be notified at the address listed below (or at such other address as may have been designated by written notice), certified or registered mail, return receipt requested. The notice shall be deemed to be received (a) if by personal delivery, on the date of its actual receipt by the party entitled thereto or (b) if by mail, on the date of deposit in the United States mail.


                  To BancTec:   BancTec, Inc.
                                4851 LBJ Freeway
                                Dallas, Texas 75244

                                                     Attn:  General Counsel


                  To Uren:     James E. Uren
                               3112 Oak Grove Dr.
                               Plano, Texas 75074

     Section 7.2        Entire Agreement. This Agreement contains the entire
                        ----------------
agreement of the parties hereto and supersedes all other prior agreements and understandings, oral or written, if any, between the parties hereto. No modification or amendment of any of the terms, conditions, or provisions herein may be made otherwise than by written agreement signed by the parties hereto.

     Section 7.3        Governing Law. The laws of the State of Texas shall
                        -------------
govern the validity, construction, enforcement, and interpretation of this Agreement.

     Section 7.4        Parties Bound. This Agreement and the rights and
                        -------------
obligations hereunder shall be binding upon and inure to the benefit of BancTec, Uren, and their respective heirs, personal representatives, successors, and assigns; provided, however, that Uren may not assign any rights or obligations hereunder without the express written consent of BancTec. This Agreement shall also bind and inure to the benefit of any successor of BancTec by merger or consolidation, or any assignee of all or substantially all of BancTec's properties.

     Section 7.5        Invalid Provisions. If any provision of this Agreement
                        ------------------
is held to be illegal, invalid, or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid, or unenforceable provision, there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable.

     Section 7.6        Waiver of Breach. The waiver by any party hereto of a
                        ----------------
breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach by any party.

     Section 7.7        Section Headings. The headings contained in this
                        ----------------
Agreement are for reference purposes only and do not affect in any way the meaning or interpretation of the Agreement.

     Section 7.8        Multiple Counterparts. This Agreement has been executed
                        ---------------------
in a number of identical counterparts, each of which for all purposes is to be deemed an original, and all of which constitute, collectively, one agreement; but making proof of this Agreement, it shall not be necessary to produce or account for more than one (1) such counterpart.

     IN WITNESS WHEREOF, this Agreement is signed and executed the day and year first above written.


                                         BANCTEC, INC.

                                         By:  /s/ GRAHAME N. CLARK, JR.
                                             ----------------------------
                                             Grahame N. Clark, Jr.
                                             Chairman of the Board and
                                             Chief Executive Officer


                                         UREN

                                         By:  /s/ JAMES E. UREN
                                             ----------------------------
                                               James E. Uren

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